Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-03256, No. 333-46273, No. 333-48901, No. 333-84124, No. 333-70293 and No. 333-130899) and Form S-3 (No. 333-31837, No. 333-110357 and No. 333-117514) of MSC Industrial Direct Co., Inc. of our report dated May 26, 2006 relating to the financial statements of J&L America, Inc. and Subsidiary, which appears in the Current Report on form 8-K of MSC Industrial Direct Co., Inc. dated August 22, 2006.

/s/ PricewaterhouseCoopers LLP

Detroit, MI
August 22, 2006